Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 21, 2010, relating to the financial statements and financial highlights which appears in the August 31, 2010 Annual Report to Shareholders of the following 18 funds, which is also incorporated by reference into the Registration Statement:

Marshall Large-Cap Value Fund;

Marshall Large-Cap Growth Fund;

Marshall Mid-Cap Value Fund;

Marshall Mid-Cap Growth Fund;

Marshall Small-Cap Growth Fund;

Marshall International Stock Fund;

Marshall Emerging Markets Equity Fund;

Marshall Ultra Short Tax Free Fund;

Marshall Short-Term Income Fund;

Marshall Short-Intermediate Bond Fund;

Marshall Intermediate Tax-Free Fund;

Marshall Government Income Fund;

Marshall Corporate Income Fund;

Marshall Aggregate Bond Fund;

Marshall Core Plus Bond Fund;

Marshall Government Money Market Fund;

Marshall Tax-Free Money Market Fund;

Marshall Prime Money Market Fund.

We also consent to the references to us under the headings “Financial Highlights”, and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Chicago, IL

December 23, 2010